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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report: October 8, 2004

                                  VisiJet, Inc.
                                  -------------
             (Exact name of the Company as specified in its charter)

         Delaware                     0--256111                   33-0838660
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                    (Address of principal executive offices)

              The Company's telephone number, including area code:
                                  949-453-9652


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See Item 2.03 of this Report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On October 8, 2004, the Registrant consummated a transaction with Bridges & Pipes LLC ("Bridges & Pipes"), LibertyView Special Opportunities Fund ("LibertyView"),Little Gem Life Sciences Fund, LLC and Gamma Opportunity Capital Partners, LP (the "Investors") under which the Investors purchased an aggregate of $ 850,000 of senior secured Convertible Debentures from the Registrant. The Convertible Debentures are convertible into Common Stock of the Company based on a conversion price of $0.35 per share, subject to anti-dilution adjustments.

         In connection with the transaction the Registrant also agreed to issue to the Investors Warrants to purchase an aggregate of 850,000 shares of Common Stock at an exercise price of $0.40 per share, subject to adjustment as defined in the respective Warrant Agreements. All Warrants expire on the fifth anniversary of the date of issuance. In addition, the Registrant granted the Investors certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Convertible Debentures and upon exercise of the Warrants, which include penalty provisions if the Registrant fails to file a Registration Statement covering the shares by November 8, 2004.

         The Registrant also agreed to modify certain terms and conditions included in Convertible Debentures and related agreements entered into in June and July, 2004 with Bushido Capital Master Fund, L.P., Bridges & Pipes and LibertyView. The modifications included a reduction in the conversion price of the Convertible Debentures to $ .35 per share, a reduction in the exercise price of the Warrants to $ .40 per share, the issuance of warrants to purchase 500,000 shares, and the issuance of an additional 261,428 shares of Common Stock. As a result of the modification, the Registrant is no longer in default under the covenants in those agreements.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 2.03 of this Report.

      The Company believes that each of the securities issuances described therein was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and Regulation D thereunder.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            VisiJet, Inc., a Delaware
                                              corporation

                                            By: /s/ Laurence M. Schreiber
                                                --------------------------------
                                                Laurence M. Schreiber, Secretary

Date:  October 14, 2004